Exhibit 10.1

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) dated as of December 11, 2024, is entered into by and between Empire State Realty Trust, Inc., a Maryland corporation (the “Company”) and Anthony E. Malkin (“Executive”).

WHEREAS, the Company and Executive previously entered into that certain Third Amended and Restated Employment Agreement, dated as of September 20, 2024 (the “Employment Agreement”);

WHEREAS, Section 13 of the Employment Agreement provides that it may be amended by written agreement signed by Executive and an authorized representative of the Company, provided that such amendment be consented to on the Company’s behalf by the Board of Directors; and

WHEREAS, the Company and Executive now desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

1.            Unless the context requires otherwise, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Employment Agreement.

2.            The first clause of the first sentence of Section 6(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Executive covenants and agrees that during the period commencing on the Consolidation and ending on the one (1) year anniversary of the Termination Date (the “Restricted Period”),”.

3.            The first clause of the first sentence of Section 6(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“During the period commencing on the Consolidation and ending on the six (6) month anniversary of the Termination Date,”.

4.            Except as expressly amended by this Amendment, all of the terms and provisions of the Employment Agreement are unchanged and remain in full force and effect. From and after the date of this Amendment, any reference to “this Agreement” or “hereto” in the Employment Agreement and any reference to “the Employment Agreement” in this Amendment or in any other document or instrument executed or delivered in connection therewith or herewith shall be construed as a reference to the Employment Agreement as amended by this Amendment.

5.            This Amendment and the Employment Agreement contain the entire agreement between the parties hereto with respect to the matters contained herein and supersedes and replaces any prior agreement between the parties with respect to the matters set forth in this Amendment.

6.            This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

[Signatures to appear on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment, effective as of the date first written above.

EMPIRE STATE REALTY TRUST, INC.

/s/ Heather L. Houston
Name: Heather L. Houston
Title: Senior Vice President, Chief Counsel, Corporate & Secretary

EXECUTIVE

/s/ Anthony E. Malkin
Anthony E. Malkin

[Signature Page to First Amendment to Third Amended and Restated Employment Agreement]